SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2019

AKCEA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38137	47-2608175
(Commission File No.)	(IRS Employer Identification No.)

22 Boston Wharf Road, 9th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2019, Novartis Pharma AG (“Novartis”) exercised its option to license AKCEA-APO(a)-LRx from Akcea Therapeutics, Inc. (the “Akcea”), an affiliate of Ionis Pharmaceuticals, Inc. (“Ionis”). Novartis will assume responsibility for all future development activities for AKCEA-APO(a)-LRx, including a planned global Phase 3 cardiovascular outcomes study and, pending regulatory approval, global commercialization activities. Based on the Agreement between Akcea and Novartis, Akcea will receive a $150 million license fee that will be split equally with Ionis. Akcea will settle its $75 million obligation to Ionis through the issuance of its common stock.

In connection with Novartis’ option exercise, Akcea amended the Strategic Collaboration, Option and License Agreement (the “Agreement”) with Novartis to establish a more definitive framework under which Akcea and Novartis would negotiate the co-commercialization of AKCEA-APO(a)-LRx between the two companies in selected markets. Included in this framework is an option by which Novartis could solely commercialize AKCEA-APO(a)-LRx in exchange for Novartis paying Akcea increased commercial milestone payments based on sales of AKCEA-APO(a)-LRx.

Item 3.02	Unregistered Sales of Equity Securities.

Akcea will satisfy its obligation to pay Ionis the $75.0 million sublicense fee through the issuance of its common stock (the “Common Stock”) at $26.4329 per share calculated using the trailing 20 trading day average measured from the date on which Akcea received Novartis’ notice of exercise of its option to license AKCEA-APO(a)-LRx, which will result in 2,837,373 shares of Common Stock being issued to Ionis. The Common Stock will be sold pursuant to a stock purchase agreement and the closing of such sale will occur in the first quarter of 2019. The sale of the Common Stock is exempted from registration pursuant to Rule 144 of the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 25, 2019, issued by Akcea

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Dated: February 25, 2019	By:	/s/ Paula Soteropoulos
PAULA SOTEROPOULOS
Chief Executive Officer